NORTHERN ILLINOIS GAS COMPANY
                                                 FORM 10-Q
                                                 EXHIBIT 4.01


                    			   Supplemental Indenture





                      			    DATED MAY 10, 1996





                 		      NORTHERN ILLINOIS GAS COMPANY



                              				   TO



                		      HARRIS TRUST AND SAVINGS BANK
                 		 (successor to BANK OF AMERICA ILLINOIS)


                 		  TRUSTEE UNDER INDENTURE DATED AS OF
	                 	   JANUARY 1, 1954 AND SUPPLEMENTAL
                        			  INDENTURES THERETO





             		AMENDMENTS TO ARTICLES I, IV, VI, X, XVII and XIX





This instrument was prepared by Richard J. Lannon, 1844 Ferry Road, Naperville, Illinois 60563-9600.





This Supplemental Indenture, dated the tenth day of May, 1996, between Northern Illinois Gas Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the ''Company''), and Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter called the ''Trustee''), as Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated, respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963, August 1, 1964,
August 1, 1965, May 1, 1966, August 1, 1966, July 1, 1967, June 1,
1968, December 1, 1969, August 1, 1970, June 1, 1971, July 1, 1972,
July 1, 1973, April 1, 1975, April 30, 1976, April 30, 1976, July 1,
1976, August 1, 1976, December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988,
July 1, 1988, July 1, 1989, July 15, 1990, August 15, 1991, July 15,
1992, February 1, 1993, March 15, 1993, May 1, 1993, July 1, 1993,
August 15, 1994 and October 15, 1995, such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the ''Indenture.''

Witnesseth:

	Whereas, the Trustee has become fully vested with all estates, authority, rights, trusts, powers, duties and obligations of Bank of America Illinois under the Indenture pursuant to that certain Instrument of Resignation, Appointment and Acceptance dated as of January 26, 1996, attached hereto as Exhibit A, and Section 17.07 of the Indenture; and

	Whereas, the Company desires to amend the Indenture and has requested that the Trustee join it in the execution and delivery of this Supplemental Indenture in order to amend the Indenture as set forth herein; and

	Whereas, this Supplemental Indenture is being entered into pursuant to
Section 20.01(d) of the Indenture which provides that supplemental indentures may be entered into by the Company and the Trustee to modify any of the provisions of the Indenture for the purpose of relieving the Company from any of the obligations, conditions or restrictions contained therein, subject to the provisions of Section 19.07 of the Indenture relating to approval of such modification by a vote of bondholders; and

	Whereas, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done



                           				       2

and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

	Now, Therefore, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable considerations, the receipt of which is hereby acknowledged, it is agreed by and between the Company and the Trustee as follows:


                                  ARTICLE ONE

                           Modifications of Indenture

	Section 1. The definition of ''Board of Directors'' in Section 1.09 of the Indenture is hereby deleted in its entirety and replaced by the following:

	The term ''Board of Directors'' shall mean either the Board of Directors of the Company or any duly authorized committee of the Board of Directors.

	Section 2. The definition of ''authorized newspaper'' in Section 1.31 of the Indenture is hereby deleted in its entirety and replaced by the following:

	The term ''authorized newspaper'', when used in connection with the name of a particular city, shall mean a newspaper printed in the English language, of general circulation in such city and customarily published at least once in each of five days (except in case of legal holidays) in each calendar week.

	Section 3. The definition of ''office of the Trustee'' in Section 1.32 of the Indenture is hereby deleted in its entirety and replaced by the following:

	The term ''office of the Trustee'' shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

	Section 4. Article IV of the Indenture is hereby amended by adding a new Section 4.17 to read as follows:

	Section 4.17. All determinations and authorizations required or permitted by this Article IV to be made by the Board of Directors may be made by any duly authorized officer or officers of the Company if a resolution permitting such officer or officers to make such determinations or authorizations in lieu of the Board of Directors is delivered to the Trustee. Any determination or authorization made by such officer or officers pursuant to



                       				       3

such resolution shall be evidenced by a written instrument signed by such officer or officers and delivered to the Trustee.

	Section 5. Section 6.04 of the Indenture is hereby deleted in its entirety and replaced by the following:

	Upon application by the Company to the Trustee for the authentication and delivery of bonds under the provisions of Section 6.05, 6.06 or 6.07, the Company shall deliver to the Trustee the following:

	(a) a resolution authorizing the execution and issuance of and requesting the Trustee to authenticate and deliver bonds, specifying the principal amount and series thereof, and any other matters with respect thereto required or permitted by this Indenture or a resolution permitting one or more officers of the Company to authorize the execution and issuance of bonds together with a written instrument signed by such officer or officers requesting the Trustee to authenticate and deliver bonds;

	(b) if an interim certificate is not filed in connection with the particular application for the authentication and delivery of bonds, an officers' certificate stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the bonds applied for have been complied with;

	(c) an opinion of counsel stating, in the signer's opinion, (1) that the issuance of such bonds has been duly authorized by the necessary corporate action and by any and all governmental authorities the consent of which is required for the legal issuance of such bonds, and specifying any officially authenticated orders or other documents by which such consent is or may be evidenced, or that no such consent is required; (2) that, since the date of the last previous opinion of counsel filed with the Trustee pursuant to the provisions of this Article VI, or since the actual date of execution and delivery of this Indenture in the case of the first such opinion filed under this
Article VI, none of the mortgaged property has become subject to any lien or encumbrance prior to the lien of this Indenture as security for the additional bonds then applied for, except (i) permitted liens and (ii) prior liens on property, including additions thereto, acquired by the Company after January 31, 1954; and (3) if an interim certificate is not filed in connection with the particular application for the authentication and delivery of bonds, that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the bonds applied for have been complied with;



                        				       4

	(d) the officially authenticated orders or other documents, if any, specified in such opinion of counsel; and

	(e) in case such bonds constitute the initial issue of bonds of a particular series, a supplemental indenture of the character referred to in Section 4.02.

	Section 6. Section 10.03 of the Indenture is hereby deleted in its entirety and replaced by the following:

	Unless the Company is in default under any of the provisions of this Indenture, the Company may, if deemed desirable in the conduct of its gas utility business, sell or otherwise dispose of at any time, under and subject to the provisions of this Section 10.03, any part of the mortgaged property, and the Trustee shall from time to time release from the lien hereof any part of the mortgaged property so sold or otherwise disposed of, or contracted to be so sold or otherwise disposed of, upon receipt by the Trustee of the following:


	(a) a resolution requesting such release and stating that such release is, in the opinion of the Board of Directors, desirable in the conduct of the gas utility business of the Company (provided that no such resolution need be furnished if the fair value of the property to be released, as stated in the engineer's certificate specified under (f) of this Section 10.03, is not more than $300,000);

	(b) an officers' certificate stating:
	(1) that the property to be released has been sold or otherwise disposed of or contracted to be sold or otherwise disposed of, such property to be described in reasonable detail;

	(2) the amount of the consideration received or to be received for the property to be released which shall be the sum of (i) the amount of any cash received or to be received, (ii) the principal amount of any purchase money obligations received or to be received, (iii) the principal amount of any obligations assumed or to be assumed by the purchaser, (iv) the fair value, as stated in an independent appraiser's certificate, of any securities, other than purchase money obligations, received or to be received, and
	(v) the fair value, as stated in an independent engineer's certificate, of any property, other than securities, received or to be received, after deducting from such sum, at the election of the Company, the fair value, as stated in an independent engineer's certificate, of any property excepted from the lien of this Indenture and sold or otherwise disposed of or contracted to be sold or otherwise disposed of in the same transaction but not for a separate consideration; and


                             					5

	(3) that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to such release have been complied with;

	(c) in case the determination of the amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of securities received or to be received, an independent appraiser's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such securities;

	(d) in case the determination of the amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of property, other than securities, received or to be received, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such property;

	(e) in case the determination of the amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of property excepted from the lien of this Indenture and sold or otherwise disposed of or contracted to be sold or otherwise disposed of in the same transaction but not for a separate consideration, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such excepted property;

	(f) an engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property to be released, which fair value, as stated in such certificate, shall not be less than the amount of the consideration received or to be received for the property to be released, and that such release will not impair the security under this Indenture in contravention of the provisions hereof;

	(g) in case the fair value of the property to be released, as shown by the engineer's certificate specified under (f) of this Section 10.03, is 1% or more of the aggregate principal amount of the bonds outstanding at the time of such application, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property to be released, which fair value, as stated in such certificate, shall not be less than the amount of the consideration received or to be received for the property to be released, and that such release will not impair the security under this Indenture in contravention of the provisions hereof;



                        				       6

	(h) cash in an amount, subject to reduction as permitted under Section 10.04, equal to the fair value of the property to be released as stated in the engineer's certificate specified under (f) of this Section 10.03, or as stated in the independent engineer's certificate, if any, filed pursuant to (g) of this
	Section 10.03 if such fair value as stated in such independent engineer's certificate shall be greater than such fair value as stated in such engineer's certificate; and

	(i) an opinion of counsel stating, in the signer's opinion, that all conditions precedent provided for in this Indenture relating to such release have been complied with.

	All cash deposited with the Trustee pursuant to the provisions of this Section 10.03 shall be held by the Trustee as a part of the mortgaged property, and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03.

	Section 7. Section 17.05 of the Indenture is hereby deleted in its entirety and replaced by the following:


	If the Trustee shall at any time cease to be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State, and having a combined capital and surplus of not less than $5,000,000, which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority, then the Trustee shall resign within thirty days thereafter, such resignation to become effective upon the appointment of a successor Trustee and such successor's acceptance of such appointment. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Trustee shall fail or refuse to resign within such period, or if the Trustee has or shall acquire any conflicting interest of the character specified in Section 17.04 and shall fail or refuse either to eliminate such conflicting interest or to resign within the period in Section 17.04 provided in respect of such resignation, then (a) the Trustee shall, within ten days after the expiration of such period, transmit notice of such failure or refusal to the bondholders in the manner and to the extent provided under Section 17.10(c); and (b) any bondholder who has been the bona fide holder of a bond for at least six months may, subject to the provisions of Section 13.20, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if the Trustee fails, after written



                           				       7

request therefor by such bondholder, to comply with the provisions of
Section 17.04.

	Section 8. Section 17.06 of the Indenture is hereby deleted in its entirety and replaced by the following:

	The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving notice thereof in writing to the Company, specifying the date when such resignation shall take effect, and by giving notice thereof to the bondholders, in the manner and to the extent provided under Section 17.10(c), and, unless all bonds then outstanding are registered bonds without coupons, by publishing such notice at least once a week for three successive calendar weeks (the first such publication to be not less than thirty days nor more than sixty days prior to the effective date of such resignation) in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York. Subject to the provisions of Sections 17.04 and 17.05, such resignation shall take effect on the date specified in such notice unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor Trustee.

	The Trustee or any successor Trustee may be removed at any time by the holders of a majority in principal amount of the bonds at the time outstanding, upon payment to the Trustee so removed of all moneys then due to it hereunder, by an instrument or concurrent instruments in writing, signed in duplicate by such holders. One copy shall be filed with the Company and the other with the Trustee so removed.

	In case at any time the Trustee or any successor Trustee shall resign, be dissolved or be removed or otherwise shall become disqualified to act or incapable of acting, or in case control of the Trustee or of any successor Trustee, or of its officers shall be taken over by any public officer or officers, the Company, by an instrument in writing, executed by order of the Board of Directors, shall appoint a successor Trustee. Every successor Trustee shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State, and
(a) which shall be a corporation having a combined capital and surplus of not less than $5,000,000, (b) which shall be authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers, and (c) which shall be subject to supervision or examination by a Federal or State authority. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, the combined capital and surplus of such successor



                        				       8

Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

	If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article XVII within six months after a vacancy shall have occurred in the office of Trustee, the holder of any bond or the retiring Trustee may apply to any court, State or Federal, having jurisdiction to appoint a successor Trustee, and such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

	Section 9. Section 17.07 of the Indenture is hereby deleted in its entirety and replaced by the following:

	Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and also to the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, authority, rights, trusts, powers, duties and obligations of its predecessor Trustee and be entitled to the immediate delivery by such predecessor Trustee of any part of the mortgaged property in the hands or under the control of such predecessor Trustee and all the estate, right, title and interest of such predecessor Trustee in the mortgaged property shall wholly cease and determine; but the Trustee ceasing to act shall nevertheless, on the written request of the Company or of the successor Trustee, execute, acknowledge and deliver an appropriate instrument in writing transferring to such successor Trustee upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the predecessor Trustee so ceasing to act (but may retain and reserve its lien upon the mortgaged property for its reasonable compensation and expenses, if any thereof remain unpaid), and shall duly assign, transfer and deliver all property and cash held by such Trustee to the successor Trustee, it being understood that all securities, cash and other pledged property the custody of which is given to the Trustee shall always be in its custody or in that of its proper successor in trust. Should any deed, conveyance or instrument in writing from the Company be required by the successor Trustee for more fully and certainly vesting in, and confirming to, such successor Trustee such estates, rights, powers and duties, any and all such deeds, conveyances and instruments in writing shall be executed, acknowledged and delivered by the Company to the successor Trustee upon the latter's request. The Company shall promptly give notice of the appointment of any successor Trustee to the bondholders in the manner and to the extent provided under Section 17.10(c) and, unless all bonds then outstanding are registered bonds without coupons, by publishing such notice at least once in each week for two successive calendar weeks in one authorized newspaper in the City of



                            				       9

Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York.

	Section 10. Section 19.08 of the Indenture is hereby deleted in its entirety and replaced by the following:

	A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the inspectors of votes, and an affidavit by a person having knowledge of the facts setting forth a copy of the notice or waiver of notice of the meeting and, in the case of any adjournment for more than fourteen days, a copy of the notice or waiver of notice of adjournment thereof, and showing that such notice or notices, unless waived, were given as hereinabove provided. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and by a duly authorized representative of the Trustee if such a representative shall have been present at the meeting, and one copy thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and the meeting to which such record relates shall be deemed conclusively to have been duly convened and held, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken at such meeting. No resolution adopted at such meeting shall be binding unless the subject matter of such resolution is within the scope of the business stated in the notice, if any, of such meeting given pursuant to the provisions of Section 19.02, and unless and until such resolution shall have been approved by resolution of the Board of Directors. Such resolution, if adopted by the Board of Directors, shall be filed by the Company with the Trustee and from and after the date of such filing such resolution shall be deemed conclusively to be binding upon the Company, the Trustee and the bondholders; provided, however, that no such resolution adopted at a meeting of the bondholders and no such resolution of approval adopted by the Board of Directors shall in any manner be construed so as to change or modify any of the rights, immunities or obligations of the Trustee without its written assent thereto. Copies of any resolution, or of a summary thereof, adopted at such meeting of bondholders, if approved by resolution of the Board of Directors as above provided, shall be mailed by the Trustee to bondholders in the manner and to the extent provided under Section 17.10(c), and proof of such mailing by the affidavit of a person having knowledge of the facts shall be filed with the Trustee, and, unless all of the bonds then outstanding are registered bonds without coupons, a copy or summary of such resolution shall be published by the Company in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The



                        				       10

City of New York, State of New York, at least once in each of two successive calendar weeks, the first publication to be not more than fifteen days after the approval of such resolution by the Board of Directors; provided, however, that the mailing of copies of such resolution or of such summary shall in no case be a condition precedent to the validity or effectiveness of such resolution, and neither failure to mail such copies nor any imperfection or defect therein shall affect the validity or effectiveness of such resolution.

	Section 11. Article XIX of the Indenture is hereby amended by adding a new Section 19.11 to read as follows:

	Section 19.11. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by bondholders (including any action required or permitted by the provisions of this Article XIX to be taken at a meeting of bondholders) may be given or taken without a meeting of bondholders if embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such bondholders in person or by agent or proxy duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Subject to the provisions of Section 17.02, proof of the execution of any instrument by a bondholder or the agent or proxy for such bondholder shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.


                          				ARTICLE TWO

                    			 Miscellaneous Provisions


	Section 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 20.01 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

	Section 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

	Section 3. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.



                       				       11

	In Witness Whereof, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, and Harris Trust and Savings Bank, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by a Vice President, and its seal to be hereunto affixed and attested by its Assistant Secretary, all as of the day and year first above written.

Northern Illinois Gas Company


By
       	Vice President

                                             					Attest:



                                                     						Assistant Secretary

Harris Trust and Savings Bank,
	as Trustee


By
        	Vice President

                                            					Attest:



                                                     						Assistant Secretary



                                				       12

State of Illinois}  ss:
County of DuPage}



	I, Beth A. Aussem, Notary Public in the State aforesaid, Do Hereby Certify that Richard J. Lannon, Vice President and Treasurer of
Northern Illinois Gas Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Alexander C. Allison, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be the Vice President and the Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

	Given under my hand and notarial seal this   th day of June A.D.
1996.




                                              						Notary Public

My Commission expires March 23, 1999.



	                            			       13

State of Illinois} ss:
County of Cook}


	I, Kimberley Lange, a Notary Public in and for said County, in the State aforesaid, Do Hereby Certify that J. Bartolini, Vice President of Harris Trust & Savings, an Illinois banking corporation, one of the parties described in and which executed the foregoing instrument, and
D. G. Donovan, Assistant Secretary of said banking corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice President and an Assistant Secretary, respectively, of said banking corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, of said banking corporation, and as the free and voluntary act of said banking corporation, for the uses and purposes therein set forth.

	Given under my hand and notarial seal this   th day of June A.D. 1996.





                                            						Notary Public

My Commission expires December 14, 1997.



                              				       14

                              				 RECORDING DATA

	This Supplemental Indenture was recorded                  , in the
office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:

	            County                   Book     Page        Document No.
	    Adams
	    Boone
	    Bureau
	    Carroll
	    Champaign
	    Cook
	    DeKalb
	    DeWitt      Microfilm
	    DuPage
	    Ford
	    Grundy
	    Hancock
	    Henderson
	    Henry
	    Iroquois
	    Jo Daviess
	    Kane
	    Kankakee
	    Kendall
	    Lake
	    La Salle
	    Lee
	    Livingston
	    McHenry
	    McLean         Microfilm
	    Mercer
	    Ogle
	    Piatt
	    Pike
	    Rock Island
	    Stephenson
	    Tazewell
	    Vermilion
	    Whiteside
	    Will
	    Winnebago
	    Woodford



                                                        								 Exhibit A



	     INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

	This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Instrument"), dated as of January 26, 1996 (the "Execution Date"), by and among Northern Illinois Gas Company, a corporation duly organized and existing under the laws of the State of Illinois (the "Company"), Bank of America Illinois, an Illinois state banking corporation (the "Resigning Trustee") and Harris Trust and Savings Bank, an Illinois state banking corporation (the "Successor Trustee").

	WHEREAS, Commonwealth Edison Company and the Resigning Trustee (formerly known as Continental Illinois National Bank and Trust Company of Chicago) entered into an indenture, dated as of January 1, 1954, as amended and supplemented (the "Indenture") which Indenture was adopted by a predecessor of the Company pursuant to an Indenture of Adoption dated February 9, 1954;

	WHEREAS, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Company for its lawful corporate purposes (the "Bonds"); and

	WHEREAS, the Resigning Trustee has been acting as Trustee, paying agent, registrar and transfer agent under the Indenture; and

	WHEREAS, Section 17.06 of the Indenture provides that the Trustee may resign and be discharged of the trust created by the Indenture by giving notice thereof in writing to the Company specifying the date when such resignation shall take effect, and by giving notice thereof to the bondholders, in accordance with Section 17.10(c) of the Indenture; and

	WHEREAS, the Resigning Trustee hereby notifies the Company in writing of its resignation to become effective as of February 26, 1996; and

	WHEREAS, Section 17.06 of the Indenture provides that in case the Trustee shall resign, the Company by an instrument in writing executed by order of the Board of Directors shall appoint a successor Trustee; and

	WHEREAS, Section 17.06 of the Indenture provides every successor Trustee shall be qualified under the provision of such Section; and

	WHEREAS, Section 17.07 of the Indenture provides that any successor Trustee appointed under the Indenture shall execute, acknowledge and deliver to its predecessor Trustee and also to the Company an instrument in writing accepting such appointment and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the estates,



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authority, rights, trusts, powers, duties and obligations of the Resigning
Trustee; and

	NOW, THEREFORE, pursuant to the Indenture and in consideration of the covenants herein contained, it is agreed as follows (words and phrases not otherwise defined in this Instrument shall have the meaning given thereto in the Indenture):

			    THE RESIGNING TRUSTEE

	1. Pursuant to the terms of the Indenture, the Resigning Trustee here-by notifies the Company that the Resigning Trustee is resigning as Trustee under the Indenture effective as of February 26, 1996 (the "Effective Date").

	2. Effective as of the Effective Date, the Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all of its estates, authority, rights, trusts, powers, duties and obligations of the Resigning Trustee under the Indenture.

	3. The Resigning Trustee agrees to execute and deliver such further instruments and shall take such further actions as the Successor Trustee or the Company may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the estates, authority, rights, trusts, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee, including without limitation, the execution and delivery of any instruments required to re-perfect all liens that it may have on the trust in the name of the Successory Trustee.

	4. Promptly after the execution and delivery of this Instrument, the Resigning Trustee shall cause notice of its resignation, effected hereby to be given as is required purusant to Section 17.06 of the Indenture.

	5. Promptly after the Effective Date, the Resigning Trustee shall provide the governing documents to the Successor Trustee.

				 THE COMPANY

	1. Effective as of the Effective Date, the Company hereby accepts the resignation of the Resigning Trustee and appoints the Successor Trustee as successor in trust under the Indenture and confirms to the Successor Trustee all of the estates, authority, rights, trusts, powers, duties and obligations of the Trustee under the Indenture.



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	2.   The Company agrees to execute and deliver such further instruments and to take such further action as the Successor Trustee may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the estates, authority, rights, trusts, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

	3. The Company hereby represents and warrants that to the best knowledge of the Company there has been no notice of a completed default and no event which, after notice or lapse of time or both, would become a completed default under the terms of the Indenture, as of the Effective Date.

	4. The Company agrees to give, or cause to be given, prompt notice of the appointment of the Successor Trustee to the bondholders in accordance with
Section 17.07 of the Indenture.

                     			   THE SUCCESSOR TRUSTEE

	1. Effective as of the Effective Date, the Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and shall be vested with all the estates, authority, rights, trusts, powers, duties and obligations of the Trustee under the Indenture.

	2. The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Section 17.06 of the Indenture to be appoited successor Trustee and hereby accepts the appointment as Successor Trustee and agrees that upon the signing of this Instrument it shall become vested with all of the estates, authority, rights, trusts, powers, duties and obligations of the Resigning Trustee as Trustee with respect to all series of Bonds with like effect as if originally named as Trustee under the Indenture.

	3. The Successor Trustee shall perform such functions as paying agent, registrar and transfer agent pursuant to the terms of the Indenture at its Corporate Trust Office in Chicago, Illinois, where notices and demands to or upon the Company in respect of the Bonds or the Indenture may be served, or the Bonds may be presented or surrendered for payment and where the Bonds may be surrendered for exchange or registration of transfer.



                            				      3

                            				 MISCELLANEOUS

	1. (a) Notwithstanding the resignation of the Resigning Trustee as trustee under the Indenture, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture prior to the date hereof pursuant to the terms of the Indenture.

	     (b) The Resigning Trustee agrees to indemnify and save the Successor Trustee harmless against any and all costs, claims, liabilities, expenses, losses or damages whatsoever (including all reasonable fees, expenses and disbursements of counsel, auditors or other agents or expert(s), which the Successor Trustee may suffer or incur at any time or times as a result of the Successor Trustee's accepting the appointment and acting as successor trustee under the Indenture which may arise out of the Resigning Trustee's willful misconduct, bad faith or negligence during the term of its trusteeship, as determined on the basis of the provisions contained in the Indenture.

	     (c) The Successor Trustee agrees to indemnify and save the Resigning Trustee harmless from and against any and all costs, claims, liabilities, expenses, losses or damages whatsoever (including all reasonable fees, expenses and disbursements and the reasonable fees, expenses and disburse-ments of counsel and agents), incurred by the Resigning Trustee which may arise out of the Successor Trustee's willful misconduct, bad faith or negligence during the term of its trusteeship as determined on the basis of the provisions contained in the Indenture.

	2. The parties hereto agree that as of the Effective Date, all references to the Resigning Trustee as Trustee in the Indenture shall be deemed to refer to the Successor Trustee. After the Effective Date, all notices or payments which were required by the terms of the Indenture to be given or paid to the Resigning Trustee, as Trustee, shall be given or paid to:

                  			 HARRIS TRUST AND SAVINGS BANK
			                     311 West Monroe Street
		                 Attention:  Indenture Trust Division
			                    Chicago, Illinois  60606

	3. The resignation, appointment and acceptance effected hereby shall become effective as of the opening of business on the Effective Date.

	4. This Instrument shall be governed by and construed in accordance with the laws governing the Indenture.



                         				       4

	5. This Instrument may be executed in any number of counterparts, each of which shall be an original, but which counterparts shall together constitute but one and the same instrument.

	6. Nothing contained in this Instrument shall in any way affect the obligations or rights of the Company, the Resigning Trustee or any holder of the Bonds under the Indenture. This Instrument shall be binding upon and inure to the benefit of the Company, the Resigning Trustee, the Successor Trustee and their respective successors and assigns.

	7. The parties hereby agree that from and after the Effective Date, all fees payable by the Company to the Trustee under the Indenture shall hence-forth be invoiced by and paid to the Successor Trustee at such address and account as shall hereafter be provided by the Successor Trustee to the Company.

	8. Each of the parties hereto hereby represents and warrants for itself that as of the date hereof and as of the Effective Date:

	     a) it has the power and authority to execute and deliver this Instrument and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part; and

	     b) this Instrument has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms, except as the enforceability of this Instrument may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights or by general principles of equity limiting the availability of equitable remedies.

	IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be duly executed and attested by their duly authorized officers, all as of the date and year first above written.

                                  						  NORTHERN ILLINOIS GAS COMPANY,
                                  						  as Company

                                  						  By:  ________________________

                                  						  Title:  _____________________

Attest:

_______________________



                          				       5

                                  						  BANK OF AMERICA ILLINOIS, as
                                  						  Resigning Trustee

                                  						  By:  _______________________

                                  						  Title:  ____________________

Attest:

_______________________

                                  						  HARRIS TRUST AND SAVINGS BANK,
                                  						  as Successor Trustee

                                  						  By:  _________________________

                                  						  Title:  ______________________

Attest:

_______________________

NORTHERN.CAP



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